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                                                                   EXHIBIT 21



                     FEDERAL-MOGUL CORPORATION SUBSIDIARIES

The Company has no parent. The direct and indirect subsidiaires of the Company and their respective States or other jurisdictions of incorporation as of December 31, 1997, are as follows:


                                                                  Percentage of
                                                                   Voting Stock
                                            Jurisdiction           Owned by FM
  Name of Subsidiary                       of Incorporation        & Other Subs
  ------------------                       ----------------       --------------
Carter Automotive Company, Inc.            Delaware, U.S.A.            100%
Mather Seal Company                        Michigan, U.S.A.            100%
*Federal-Mogul Bruss Sealing
Systems                                    South Carolina, U.S.A.       49%
Federal-Mogul Funding Corp.                Michigan, U.S.A.            100%
Federal-Mogul Global Properties, Inc.      Michigan, U.S.A.            100%
Federal-Mogul Venture Corporation          Nevada, U.S.A.              100%
Federal-Mogul World Wide, Inc.             Michigan, U.S.A.            100%
DeCaroli & CIA, S.A.I.C.                   Argentina                   100%
In-De-Co. H. Minoli, S.A.I.C.              Argentina                    96%
Neoprint, S.A.                             Argentina                    96%
Plasticos Puntanos, S.A.                   Argentina                   100%
Federal-Mogul Pty. Ltd.                    Australia                   100%
Federal-Mogul World Trade Ltd. ("FSC")     Barbados                    100%
Coventry Assurance Ltd.                    Bermuda                     100%
Federal-Mogul Boliviana, S.A.              Bolivia                     100%
Federal-Mogul Comercio
Internacional, S.A.                        Brazil                      100%
Federal-Mogul Canada Investment
Co. ("NRO")                                Canada                      100%
Federal-Mogul Canada Limited               Canada                      100%
Federal-Mogul de Costa Rica, S.A.          Costa Rica                  100%
Federal-Mogul Dominicana, S.A.             Dominican Republic          100%
Federal-Mogul del Ecuador, S.A.            Ecuador                     100%
Federal-Mogul S.A.                         France                      100%
Federal-Mogul Karosserieteile GmbH         Germany                     100%
F-M Motorentiele Holding GmbH              Germany                     100%
Glyco GmbH                                 Germany                     100%
Glyco-Metall-Werke Glyco B.V. & Co. KG     Germany                     100%
Federal-Mogul de Guatemala, S.A.           Guatemala                   100%
Federal-Mogul World Trade Hong Kong, Ltd.  Hong Kong                   100%
AFM India Ltd.                             India                       50%

____________________

*remaining 51% owned by Dichtungstechnik G. Bruss GmbH & Co. KG of which FM subsidiary owns 49%.


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                 FEDERAL-MOGUL CORPORATION SUBSIDIARIES (CONT.)

                                                                 Percentage of
                                                                  Voting Stock
                                            Jurisdiction         Owned by FM
  Name of Subsidiary                       of Incorporation      & Other Subs
  ------------------                       ----------------     -------------
Bertolotti Pietro e Figli, S.r.l.          Italy                    100%
Federal-Mogul S.p.A.                       Italy                    100%
Federal-Mogul Japan K.K.                   Japan                    100%
Federal-Mogul World Trade SDN, BHD         Malaysia                 100%
Federal-Mogul S.A. de C.V. ("PUEBLA")      Mexico                    61%
Femosa Mexico, S.A.                        Mexico                   100%
Manufacturas Metalicas Linan
S.A. ("LINAN")                             Mexico                   100%
Raimsa S.A. de C.V. ("RAIMSA")             Mexico                   100%
Servicios Administrativos
Industriales, S.A.
  ("SAISA")                                Mexico                   100%
Servicios de Components Automotrices, S.A.
  ("SEDECA")                               Mexico                   100%
Subensambles Internacionales S.A. de C.V.  Mexico                   100%
Glyco B.V.                                 Netherlands              100%
Federal-Mogul New Zealand Limited          New Zealand              100%
Federal-Mogul Panama, S.A.                 Panama                   100%
Federal-Mogul Puerto Rico, Inc.            Puerto Rico              100%
Federal-Mogul World Trade Pte. Ltd.        Singapore                100%
Federal-Mogul Distribucion, S.A.           Spain                     51%
Federal-Mogul S.A.                         Switzerland              100%
Federal-Mogul Acquisition Corp.            United Kingdom           100%
Federal-Mogul Global Growth Limited        United Kingdom           100%
Federal-Mogul Holding U.K., Limited        United Kingdom           100%
Federal-Mogul U.K., Limited                United Kingdom           100%
Federal-Mogul U.K. Holding Limited         United Kingdom           100%
Seal Technology Systems Limited            United Kingdom           100%
Bromley Inversora, S.A.                    Uruguay                  100%
Federal-Mogul de Uruguay                   Uruguay                  100%
Federal-Mogul de Venezuela C.A.            Venezuela                100%
La Font Repuestos C.A.                     Venezuela                100%





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